Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBEYOND COMMUNICATIONS, INC.

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Cbeyond Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), hereby certifies as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on March 22, 2000 under the name “egility Communications, Inc.” (the “Original Certificate of Incorporation”). The Original Certificate of Incorporation was subsequently amended and restated on March 28, 2000, November 1, 2002 and December 29, 2004 (as so amended, the “Amended and Restated Certificate of Incorporation”).

2. This Amended and Restated Certificate of Incorporation of the Corporation (this “Amended and Restated Certificate of Incorporation”) has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation. This Amended and Restated Certificate of Incorporation restates, amends and supersedes the provisions of the Original Certificate of Incorporation and all prior amendments and restatements of the Original Certificate of Incorporation.

3. Upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), all outstanding shares of Common Stock (as defined herein) immediately prior to the Effective Time shall be split, or subdivided, on a 1 for 3.88 basis, whereby each holder of Common Stock, without further action by such holder, shall receive one share of Common Stock in exchange for every 3.88 outstanding shares of Common Stock immediately prior to the Effective Time.

4. The Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

I.

The name of this corporation is Cbeyond Communications, Inc.

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.

A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation shall have authority to issue are 65,000,000 shares, of which (i) 50,000,000 shares shall be Common Stock, $0.01 par value per share (the “Common Stock”) and (ii) 15,000,000 shall be shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

B. PREFERRED STOCK. Subject to the limitations and in the manner provided by law, the Board of Directors of the Corporation (the “Board of Directors”) or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and (x) any other rights, powers, preferences of such shares as are permitted by law.

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its Board of Directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. BOARD OF DIRECTORS.

1. POWERS; NUMBER OF DIRECTORS. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the Corporation.

2. ELECTION OF DIRECTORS.

a. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors such that Class I, Class II and Class III shall each consist of an equal number of Directors to the extent practicable. At the first annual meeting of stockholders following the Effective Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

b. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

3. VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled by a majority of the members of the Incumbent Board then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. The newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the members of the Incumbent Board then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Any director elected in accordance with this section shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. The “Incumbent Board” shall mean those directors of the Corporation who, as of the Effective Date, constitute the Board of Directors of the Corporation, provided that (i) any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or (ii) any person appointed by the Incumbent Board to fill a vacancy, shall also be considered a member of the Incumbent Board of the Corporation.

B. ACTION BY STOCKHOLDERS.

1. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the President of the Corporation and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

2. No action shall be taken by the stockholders of the Corporation except at duly called annual or special meeting of stockholders of the Corporation or as otherwise provided by the bylaws of the Corporation.

3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

C. BYLAWS

1. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the bylaws of the Corporation by resolutions adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.

2. Stockholders may not make, adopt, alter, amend, change or repeal the bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

V.

The Corporation is to have perpetual existence.

VII.

A. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended or supplemented.

B. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

C. The Corporation shall have power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person who was or is a party or is threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

D. Indemnification conferred pursuant to this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the person receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VII.

E. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, no amendment, alteration, change or repeal may be made to Article V or this Article VIII without the affirmative vote of the holders of at least 75% of the outstanding voting power of the Corporation, voting together as a single class.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Executive Vice President, Chief Financial Officer and Secretary, this      day of                      2005.

By:
Name:	J. Robert Fugate
Title:	Executive Vice President,
Chief Financial Officer and Secretary

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CBEYOND COMMUNICATIONS, INC.

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Cbeyond Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), hereby certifies as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 22, 2000 under the name “egility Communications, Inc.” (the “Original Certificate of Incorporation”). The Original Certificate of Incorporation was subsequently amended and restated on March 28, 2000, November 1, 2002, December 29, 2004 and November 7, 2005 (as so amended, the “Amended and Restated Certificate of Incorporation”).

2. This amendment (the “Amendment”) to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3. The Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

(a) Article I is deleted in its entirety and is replaced with the following:

The name of this corporation is

CBEYOND, INC.

Except as specifically set forth herein, the remaining paragraphs of the Corporation’s Amended and Restated Certificate of Incorporation shall not be amended, modified or otherwise altered.

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its Executive Vice President, Chief Financial Officer and Secretary, this      day of                      2006.

By:
Name:	J. Robert Fugate
Title:	Executive Vice President,
Chief Financial Officer and
Secretary